EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 11th day of February, 2021 by and among American Software Capital Inc. (the “Buyer”), and 808 Renewable Energy Corporation, a company formed under the laws of the State of Nevada (“Company”), Buyer and Company are referred to, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, Company wishes to sell, and the Buyer wish to purchase 1.295 Billion shares of Common Stock (the “Common Stock”) of the Company in exchange for Eighty Thousand Dollars ($80,000).

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON STOCK

Section 1.1. Sale and Purchase. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall sell, to Buyer, and Buyer shall purchase, the Common Stock from the Company, as set forth in Schedule A annexed hereto.

Section 1.2. Purchase Price. The purchase price for the Common Stock shall be the sum of Eighty Thousand ($80,000) (the “Purchase Price”).

ARTICLE II

THE CLOSING

Section 2.1. Closing. Subject to the satisfaction or waiver of each of the conditions set forth herein, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at other time and on such other date as may be mutually agreed upon by the Parties (the “Closing Date”).

Section 2.2. Deliveries by Company.

(a) At the Closing, the Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to Buyer:

(i) signed copy of this Agreement.

(ii) such further documents as may be reasonably necessary for (i) the Company to convey and transfer to Buyer, and Buyer to acquire and accept from the Company, the Common Stock, , and (ii) Buyer to become a shareholder of the Company, or as may be otherwise reasonably requested by Buyer.

(iii) the certificate(s) evidencing the Common Stock.

(iv) upon receipt of the wire referenced in Section 2.3(a) below the Company shall provide the Buyer with verification of the dollar amount received, and date received.

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Section 2.3. Deliveries by Buyer. At the Closing, Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to the Company:

(a) the Purchase Price.

(b) signed copy of this Agreement.

(c) such further documents as may be reasonably necessary for (i) the Company to convey to Buyer, and Buyer to acquire and accept from the Company, the Common Stock, free and clear of all Liens, and (ii) Buyer to become a shareholder of the Company, or as may be otherwise reasonably requested by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Company. Company represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

a. Organization. The Company is a corporation organized, validly existing and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the attached Schedules (as hereinafter defined) are complete and correct copies of the articles of organization as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Company’s certificate of organization. The Company has full power, authority and legal right and has taken all action required by law, its articles of organization or otherwise to authorize the execution and delivery of this Agreement.

b. Capitalization. The Company has 500,000,000 shares of common stock, par value $.001, and 20,000,000 shares of preferred stock authorized. There are approximately 1,967,214 shares of common stock and no shares of preferred stock outstanding. All issued and outstanding securities of the Company have been legally issued, fully paid, are non-assessable and not issued in violation of the preemptive rights of any other person. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which the Company is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any interests of the Company. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of common stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. The Company has no other securities, instruments convertible into interests, warrants or options authorized or issued.

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c. Title and Related Matters. The Company does not own any properties, inventory, interests in properties and assets, real and personal.

d. Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality. To the knowledge of the Company, there is no fact that might result in or form the basis for any such proceeding referenced above. The Company is not subject to any orders and have not received any written opinion or memorandum or legal advice from their legal counsel to the effect that the Company is exposed, from a legal standpoint, to any liability which would be material to its business. The Company is not engaged in any legal action to recover monies due it or for damages sustained by any of them.

e. Contracts. The Company is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as the Company can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of the Company. The Company is not party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; or (vii) contract, agreement, or other commitment involving payments by it for more than $1,000 in the aggregate.

f. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Company is party or to which any of its properties or operations are subject.

g. Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

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h. Approval of Agreement. The directors of the Company have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

i. Authorization and Validity of This Agreement. This Agreement and each of the related agreements constitute the legal, valid and binding obligation of each person or entity who is a party thereto, enforceable against each such person or entity in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. The Company has all requisite legal capacity to execute and deliver this Agreement to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated herein and therein have been authorized by all necessary corporate or other action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

j. No Violation. (i) Neither the execution nor delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby by the Company will directly or indirectly: (A) violate or conflict with any provision of the organizational documents of the Company; (B) result in (with or without notice or lapse of time) a violation or breach of, or conflict with or constitute a default or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or require notice under, any agreement, promissory note, lease, instrument or arrangement to which the Company or any of its assets are bound or result in the creation of any liens upon the Company or any of its assets; (C) violate any order, writ, judgment, injunction, ruling, award or decree of any Governmental Body; (“Governmental Body”); (D) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation that relates to the Company, or any of the assets of the Company; or (E) result in cancellation, modification, revocation or suspension of any permits, licenses, registrations, consents, approvals, authorizations or certificates issued or granted by any Governmental Body which are held by or granted to the Company or which are necessary for the conduct of the Company’s business; or (F) cause the Company to become subject to, or to become liable for the payment of, any tax or cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body. (ii) the Company is not required to give any notice to or obtain any approval, consent, ratification, waiver or other authorization (a “Consent”) from any person or entity (including, without limitation, any Governmental Body) in connection with (A) the execution and delivery of this Agreement, or (B) the consummation or performance of any of the transaction contemplated herein.

k. Option Plans; Employee Benefits. (a) The Company does not have any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to the Company. The Company has no commitment, whether formal or informal and whether legally binding or not, to create any additional plan, arrangement or practice. (b) The consummation of the transactions contemplated hereby will not result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company or due to any Person, (ii) any increase in the amount of compensation or benefits payable to any Person or (iii) any acceleration of the vesting or timing of payment of any compensation, award or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person. No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company. (c) the Company is not a party to or bound by any written or oral agreement or understanding to employ, subsequent to the Closing, any of its respective present or former directors, officers, independent contractors, consultants, agents or employees.

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l. Employee Matters. (i) No former or current employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement (including, without limitation, any confidentiality, non-competition or proprietary rights agreement) that in any way adversely affected, affects, or will affect (A) the performance of his, her or its duties to the Company, or (B) the ability of the Company to conduct its business. (ii) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions or employment and wages and hours, and are not engaged in any unfair labor practice. There is no labor strike, dispute, shutdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company.

m. Leases. The Company is not a party to any lease arrangement for any property.

p. Real Estate. The Company does not own any real estate.

q. Indebtedness to and From Officers, Directors and Shareholders. The Company is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Company or any affiliate of any such person in any amount whatsoever including salaries for services rendered or reimbursable business expenses, all of which have been written off and reduced to zero as such reflected on the Current Final Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Company including for advances made to employees of the Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

Section 3.2. Representations and Warranties of Buyer. Buyer, represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Buyer has the requisite power to execute, deliver and perform its obligations under this Agreement and the Buyer Documents, and to consummate the transaction contemplated hereby.

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(b) The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Buyer at the Closing pursuant to this Agreement (collectively, the “Buyer Documents”) and the consummation by Buyer of the transaction contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of Buyer, (ii) do not and will not require any further or additional consent, approval or authorization of Buyer, (iii) do not and will not violate, contravene or conflict with the any law, regulation, judgment, order or decree to which Buyer or any of its assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Buyer is a party, by which Buyer is bound or to which Buyer’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Buyer’s assets.

(c) This Agreement constitutes and each of the other Buyer Documents will constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) To the best of Buyer’s knowledge, there are no Claims against or affecting Buyer that restrain or prohibit (or seek to restrain or prohibit) the consummation by Buyer of the transaction contemplated hereby.

(e) Buyer is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Common Stock.

(f) Buyer recognizes that the purchase of the Common Stock involves an extremely high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Common Stock; (b) transferability of the Common Stock are limited and may only be accomplished in compliance with applicable securities laws and the terms of the Bylaws and Certificate of Incorporation Agreement; and (c) the Company may require substantial additional funds in the short term to operate its business and subsequent equity financings will dilute the ownership and voting interests of Buyer.

(g) Buyer acknowledges careful review of this Agreement.

(h) Buyer acknowledges that the Common Stock has not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be sold as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. The Common Stock may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

(i) The Buyer is acquiring the Common Stock for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

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(j) The Buyer understands and acknowledges that the Common Stock will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

(k) Buyer acknowledges that an investment in the Company is not liquid and is transferable only under limited conditions. Buyer acknowledges that it is able to protect its interests in connection with the acquisition of the Common Stock and can bear the economic risk of investment in such securities without producing a material adverse change in the Buyer’s financial condition. Buyer has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.

(l) By its execution of this Agreement, Buyer represents and warrants to the Company as indicated on its signature page to this Subscription Agreement, that the Buyer is, and will be at the Closing an “accredited investor” as defined in Rule 501(a) under the Securities Act. Buyer (i) has adequate means of providing for Buyer’s current needs and possible contingencies and Buyer has no need for liquidity of Buyer’s investment in the Common Stock; (ii) can bear the economic risk of losing the entire amount of Buyer’s investment in the Common Stock:, and (iii) has such knowledge and experience that Buyer is capable of evaluating the relative risks and merits of this investment. The purchase of the Common Stock is consistent, in both nature and amount, with Buyer’s overall investment program and financial condition.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1. Conditions Precedent to Obligations of Company. The obligation of the Company to sell and transfer the Common Stock and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.1. Company may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of Buyer contained in this Agreement or in any of the Buyer Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

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(b) Buyer shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement, to be performed or complied with by Buyer prior to or on the Closing Date; and

(c) Buyer shall have paid the Purchase Price to the Company in accordance with Section 1.2 hereof.

Section 4.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Common Stock and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.2. Buyer may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of the Company contained in this Agreement or in any of the Company Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) The Company shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement including but not limited to those contained in Section 2.2 above, to be performed or complied with by the Company prior to or on the Closing Date;

(c) No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transaction contemplated by this Agreement at the Closing;

(d) The Company shall have conveyed the Common Stock to Buyer in accordance with this Agreement.

(e) William Bossung shall have cancelled and terminated 96,500,005 shares of common stock of the Company.

(f) William Bossung shall resign his current positions as President, Chief Financial Officer, Secretary, of the Company.

(g) David Chen shall be named President, Chief Executive Officer and Director of the Company.

(h) Peter Chen shall be named Chief Financial Officer and a Director of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement (collectively, “Notices”) shall be in writing, be in the English language and be sent by certified or registered mail (return receipt requested), reputable overnight courier service, hand or confirmed facsimile. Notices shall be deemed to have been properly given and made five (5) business days after having been sent by mail, two (2) business days after having been sent by courier service, and one (1) business day after having been sent by hand or facsimile, in each case in compliance with this Section 5.1.

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Section 5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice-of-law and conflicts-of-laws rules.

Section 5.3. Attorneys/Waiver. Each of the Parties shall be deemed to have participated in the drafting of this Agreement and have had the opportunity to consult with counsel of their choosing. Counsel to the Buyer shall not be deemed as representing the Company.

Section 5.4. Entire Agreement. This Agreement contains and constitutes the entire agreement of or among the Parties with respect to the subject matter of this Agreement, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the Parties with respect to the subject matter of this Agreement.

Section 5.5. Construction. The Parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 5.6. Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Agreement are executed and exchanged by electronic mail or facsimile transmission, the Parties shall endeavor to exchange original executed counterparts of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

Company 808 Renewable Energy Corporation

By:
Name:	William Bossung
Title:	President

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STOCK PURCHASE AGREEMENT

BUYER’S SIGNATURE PAGE

IN WITNESS WHEREOF, the Buyer set forth below has caused this Stock Purchase Agreement to be duly executed and delivered as of the date first written above, and elects to purchase such number of Common Stock at the Purchase Price as set forth below.

# of shares of Common Stock Purchased	Purchase Price
1,295,000,000	$80,000

BUYER American Software Capital, Inc.

By:
Name: David Chen, President

Address:

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